SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2009

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2009, the Board of Directors of BankFinancial Corporation (the “Company”) approved the extension of the terms of the Employment Period in the Company’s existing Employment Agreements with Named Executive Officers (as defined by Item 402(a)(3) of Securities and Exchange Commission Regulation S-K) F. Morgan Gasior, Paul A. Cloutier and James J. Brennan to March 31, 2012. Prior to the extensions, the terms of the Employment Periods would have expired on October 20, 2011. The Employment Agreements between Company and these individuals were filed as Exhibits 10.1 through 10.3 to the Report on Form 8-K of the Company filed with the Securities and Exchange Commission on October 20, 2008, and Exhibits 10.25 through 10.27 to the Report on Form 10-K of the Company filed with the Securities and Exchange Commission on February 23, 2009. On the same date, the Board of Directors of the Company’s principal subsidiary, BankFinancial, F.S.B. (the “Bank”), approved the extension of the terms of the Employment Period in the Bank’s existing Amended and Restated Employment Agreements with Messrs. Gasior, Cloutier and Brennan to March 31, 2012. Prior to the extensions, the terms of the Employment Periods would have expired on May 6, 2011. The foregoing Amended and Restated Employment Agreements were filed as Exhibits 10.1 through 10.3 to the Report on Form 8-K of the Company filed with the Securities and Exchange Commission on May 9, 2008.

The form of the “Extension of Term of Employment Period” that will be used to implement these actions is attached to this Current Report on Form 8-K as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit
10	Form of Extension of Term of Employment Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

Dated: March 26, 2009	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10	Form of Extension of Employment Agreement for F. Morgan Gasior, James J. Brennan, Paul A. Cloutier